UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025
TRISALUS LIFE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6272 W 91st Ave, Westminster, Colorado		80031
(Address of Principal Executive Offices)		(Zip Code)
(888) 321-5212
(Registrant's telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of registrant's common stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2024 (the “Initial Closing Date,” and such Current Report on Form 8-K, the “Initial Current Report”), TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”) and TriSalus Operating Life Sciences, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Borrower”) entered into a Credit Agreement (the “Credit Agreement”), by and between the Company, as parent, the Borrower, as borrower, OrbiMed Royalty & Credit Opportunities IV, LP, a Delaware limited partnership (the “Initial Lender”), as a lender, each other lender that may from time to time become a party thereto, and OrbiMed Royalty & Credit Opportunities IV, LP, as administrative agent for the lenders. The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $50 million (the “Loan Facility”), of which (i) $25 million was borrowed on the Initial Closing Date and (ii) up to $10 million is available for borrowing on or prior to June 30, 2025 (the “Second Tranche”) and up to $15 million is available for borrowing on or prior to December 31, 2025 (the “Third Tranche”), in each case, subject to the Company satisfying certain revenue requirements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 18, 2025, the closing for the Second Tranche occurred and the Borrower received $10 million pursuant to the Second Tranche. The Second Tranche loan will mature on April 30, 2029. The Third Tranche remains available pursuant to the terms of the Credit Agreement.

In connection with the closing of the Second Tranche and pursuant to the Credit Agreement, on February 18, 2025, the Company issued to the Initial Lender and its affiliate warrants (the “Warrants”) to purchase an aggregate of 91,263 shares of the Company’s common stock with an exercise price per share of $5.4787. The Warrants have a term of 7 years from the issuance date. The Warrants contain customary participation rights and share and price-based adjustment provisions. The Company is subject to certain registration requirements as previously disclosed in the Initial Current Report.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth in Item 2.03 above regarding the Warrants is incorporated by reference into this Item 3.02. The issuance of shares of the Company’s common stock underlying the Warrants will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder. The Warrants and the underlying shares of the Company’s common stock have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025	TriSalus Life Sciences, Inc.

	By:	/s/ James Young
		Name:	James Young
		Title:	Chief Financial Officer